UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2006

Family Dollar Stores, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

1.               Adoption of Annual Cash Bonus Award Guidelines.

At its meeting held on October 3, 2006, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) adopted The Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards (the “Cash Bonus Award Guidelines”).  The Cash Bonus Award Guidelines provide eligible employees of the Company the opportunity to earn annual incentive compensation in the form of a cash bonus equal to a percentage of such employees’ base salary (the “Target Bonus”), contingent upon the Company’s achievement of pre-tax earnings goals.  The Target Bonus Program pursuant to the Cash Bonus Award Guidelines replaces the Company’s prior programs for the payment of annual cash incentive bonuses pursuant to the Incentive Profit Sharing Plan, filed as Exhibit 10(i) to the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2004.

The Committee, which shall administer the Cash Bonus Award Guidelines, will establish the pre-tax earnings goal prior to, or within 90 days after the beginning of each fiscal year.  If the pre-tax earnings goal is exceeded, the Target Bonus amount will increase by 2% for each 1% by which the goal is exceeded, up to a maximum additional bonus of 50%.  If the pre-tax bonus is not achieved, the Target Bonus amount will decrease by 5% for each 1% by which the goal is not achieved, with no bonus being payable if pre-tax earnings are less than 90% of the goal.  Additionally, the Target Bonus may be adjusted to account for individual employee performance ratings.  Further, the total of all awards issued under the Cash Bonus Award Guidelines may not exceed 5% of the net profit realized by the Company during the relevant fiscal year.  In no event will the amount of any cash bonus otherwise payable to any employee exceed $1,000,000.  Payment of any cash bonus is conditioned upon the written certification of the Committee that the performance goals were satisfied.

The foregoing does not constitute a complete summary of the Cash Bonus Award Guidelines, and reference is made to the complete text of the Cash Bonus Award Guidelines which are attached hereto and incorporated herein by reference as Exhibit 10.

2.               Compensation Arrangement with Named Executive Officers

At its meeting held on October 3, 2006, the Compensation Committee approved annual compensation packages for the Company’s executive officers who are expected to be included in the summary compensation table in the Company’s proxy statement for the Annual Meeting, and for those officers who were named executive officers as of the filing of the Company’s last proxy statement (the “named executive officers”), as follows:

				Target Performance Share
		Target Bonus		Grants
	Base Salary	Percentage	Stock Options	1-year	3-year

Howard R. Levine	$800,000	100%	150,000	12,500	37,500

R. James Kelley	$600,000	75%	110,000	9,167	27,500

Robert George	$375,000	50%	21,845	2,229	6,687

Charles S. Gibson, Jr.	$340,000	50%	21,340	2,178	6,532

Dorlisa Flur	$325,000	40%	14,528	1,483	4,447

Janet G. Kelley	$300,000	40%	11,746	1,199	3,595

The foregoing does not constitute a complete summary of the compensation terms of the above named executive officers and reference is made to the following Company plans with respect to various aspects of the compensation packages awarded to each named executive officer:  (i) Family Dollar Stores, Inc. 2006 Incentive Plan, (ii) Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Long-Term Incentive Performance Share Rights Awards, (iii) Family Dollar Stores, Inc. 2006 Incentive Plan 2006 Non-Qualified Stock Option Grant Program (filed as Exhibits 10.1, 10.2, and 10.3, respectively, to the Company’s Form 8-K filed with the SEC on January 25, 2006) and (iv) the Cash Bonus Award Guidelines attached hereto as Exhibit 10.

Reference is also made to (i) the employment agreements between the Company and Messrs. Levine and Kelly, which have been previously filed as Exhibits 10.2 and 10.3, respectively, to the Company’s report on Form 8-K filed with the SEC on August 24, 2005 (along with amendments to such agreements, filed as Exhibits 10.2 and 10.3 to the Company’s report on Form 8-K filed with the SEC on August 21, 2006), (ii) the Employment Agreement between the Company and Mr. George, filed as Exhibit 10 to the Company’s report on Form 8-K filed with the SEC on November 25, 2005, and (iii) the Employment Agreement between the Company and Mr. Gibson, filed as Exhibit 10.32 to the Company’s Form 10-K filed with the SEC on November 7, 2005.

Item 7.01.   Regulation FD Disclosure.

On October 5, 2006, Family Dollar Stores, Inc. issued a news release which reported sales for the five weeks ended September 30, 2006.

A copy of the news release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

10   –                    The Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards

99   –                    News release dated October 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	October 6, 2006	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel

Exhibit Index

Exhibit No.	Document Description

Exhibit 10	The Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards

Exhibit 99	News release dated October 5, 2006